Exhibit 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 333-50809, 33-17530, 33-28118,33-47446
and 33-78102 of Photronics, Inc. on Form S-8 of our report dated December 6, 1999 (except as to Footnote 15, as to which the date is January 10, 2000) appearing in this Annual Report on Form 10-K/A (Amendment No. 1) of Photronics, Inc. for the year ended October 31, 1999.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 16, 2000